UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 26, 2016
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2016, BioRestorative Therapies, Inc. (the "Company") sold to John M. Desmarais, a director and principal stockholder of the Company, 80,000 shares of common stock of the Company at a purchase price of $3.00 per share, or an aggregate purchase price of $240,000. In consideration of the purchase, the Company issued to Mr. Desmarais a five year warrant to purchase 80,000 shares of common stock of the Company at an exercise price of $4.00 per share and extended the expiration dates of warrants held by Mr. Desmarais for the purchase of 444,444 and 400,000 shares of common stock of the Company for a period of one year to November 18, 2017 and March 18, 2018, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

Between, August 30, 2016 and September 16, 2016, the Company issued an aggregate of 24,390 shares of common stock of the Company in exchange for outstanding indebtedness in the aggregate amount of $26,315, inclusive of accrued and unpaid interest.

Between September 3, 2016 and September 14, 2016, the Company issued an aggregate of 25,000 shares of common stock of the Company at a purchase price of $3.00 per share.  In consideration of the share purchases, the Company issued to the subscribers five year warrants for the purchase of an aggregate of 25,000 shares of common stock of the Company at an exercise price of $4.00 per share.

On September 8, 2016, the Company issued 11,000 shares of common stock of the Company at a purchase price of $2.73 per share.  In consideration of the share purchase, the Company issued to the subscriber a five year warrant for the purchase of 11,000 shares of common stock of the Company at an exercise price of $4.00 per share.

See Item 1.01 above with respect to the issuance of 80,000 shares of common stock of the Company and warrants for the purchase of 80,000 shares of common stock of the Company.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016, and Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: September 28, 2016	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer